Exhibit 32.2
CERTIFICATION OF JOYDEEP GOSWAMI PURSUANT TO 18 U.S.C.
SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Illumina, Inc. (the “Company”) on Form 10-Q for the quarter ended October 1, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joydeep Goswami, Chief Financial Officer, Chief Strategy and Corporate Development Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 9, 2023

By:	/s/ JOYDEEP GOSWAMI
Name:	Joydeep Goswami
Title:	Chief Financial Officer, Chief Strategy and Corporate Development Officer

This certification accompanying the Report is not deemed filed with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such Section, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before, on or after the date of the Report), irrespective of any general incorporation language contained in such filing.